recordfg.com Code of Ethics Part I General dealing provisions applicable to all staff July 2025 (effective 1 August 2025) Code of Ethics Part I July 2025 (effective 1 August 2025 1/10 recordfg.com Contents Item 1. Introduction 2 Item 2. Business Conduct 2 Item 3. Definitions 3 Item 4. Scope 4 Item 5. Communication 4 Item 6. Responsibility to adhere 4 Item 7. General Conditions 5 Item 8. Pre-clearance 7 Item 9. Individual reporting 9 Item 10. Personal dealing folders and confidentiality 9 Item 11. Record keeping 9 Item 12. Monitoring and breaches 9 Code of Ethics Part I July 2025 (effective 1 August 2025 2/10 recordfg.com Item 1. Introduction This code is approved and adopted by the Board of Directors of Record Currency Management Limited, Record Currency Management (Switzerland) GmbH, Record Currency Management (US) Inc. and Record Asset Management GmbH (collectively throughout “the firm”) and should be read in conjunction with the relevant firm’s Compliance Manual. Part I of the Code covers general dealing provisions applicable to all group employees and Part II concerns dealing in Record plc shares by group Directors, PDMRs and Specified Persons. Part I applies to all employees representing the above firms, including its staff, directors, non-executive directors, registered individuals and contractors. Record employees are expected to comply with all applicable UK, US and EU laws, regulations and guidance, as applicable, as well as those of any other jurisdiction within which the relevant firm operates. This code addresses the combined requirements under the statutory regulations of the UK Financial Conduct Authority (in particular COBS 11.7 Personal account dealing), and the federal securities laws and adopted rules of the US Securities and Exchange Commission (in particular rule 204A-1 of the Investment Advisers Act 1940, rule 17j-1 of the Investment Company Act 1940) and MiFID II. Item 2. Business Conduct The statutory regulations require that Record must ensure that: 1. The firm’s customers are not disadvantaged by the personal account dealings of the firm’s employees; and 2. The firm imposes standards of business conduct expected to prevent unlawful actions, such as defrauding client funds, making any untrue or misleading statements of material facts and manipulating client funds. This code also seeks to address the management of conflicts of interest with an individual’s obligations to the clients of the firm, caused by any trading or investments undertaken by the firm’s employees on their own account. Code of Ethics Part I July 2025 (effective 1 August 2025 3/10 recordfg.com Item 3. Definitions Reportable Security – means a designated investment as defined by the Financial Conduct Authority • life policy with an investment element • commodity option • share • future • debenture • commodity future • government and public security • rolling spot FX contract • warrant • contract for differences • certificate representing certain securities • spread bet • option • rights to or interests in investments • fx spot, forward or option • crypto security token • derivative It includes any of the above transacted within a wrapper of any kind (e.g. pension plan, ISA etc.). This would not include FX for holiday, FX transactions to purchase a property or other investments where FX return is not the primary consideration. It does not include non-investment life policy, or units within a collective investment scheme (unless the schemes are connected with Record business e.g. acting as adviser or own funds). Prohibited Funds – means any client fund for which Record serves as investment manager or adviser. Approved Person – means a person to whom the Financial Conduct Authority has given permission to undertake a Senior Manager role or any Certified Staff (incorporated under SM&CR). For the purposes of the code it also includes a person who is classed as an ‘access person’ under rule 17-j of the US Investment Company Act of 1940 where they are not an approved Person under the FSMA and any Principal or Associated Person registered under the CFTC requirements. Associate – means any person (including members of your family, trusts, companies or partnerships) whose business or domestic relationship with you would give rise to a community of interest between you. Beneficial Interest - means that an employee should generally consider themselves to have a beneficial interest in any securities in which they have a direct or indirect pecuniary interest. In addition, an employee should consider themselves to have a beneficial interest in securities held by a spouse or domestic partner, a dependent child, a relative or other person who resides in the employee’s household, or by reason of any contract, arrangement, understanding or relationship that provides sole or shared voting or investment powers, unless the share is a ‘No Knowledge’ share. Employees – means all group employees including staff, directors, non-executive directors, registered individuals and contractors. No Knowledge Shares – shares held by a person who has a link with the employee where the employee does not have control over and does not have any involvement in, or provide advice on.

Code of Ethics Part I July 2025 (effective 1 August 2025 4/10 recordfg.com Item 4. Scope Record has adopted a broad interpretation to ensure reporting of a wider list of instruments even though Record does not use some as part of investment services provided to clients. The Code applies to all trades where you are involved in the decision to trade. For the avoidance of doubt, unless you are a Director, Person Discharging Managerial Responsibilities or Specified Person, Part I does not apply to any Record plc shares awarded as part of the Group Profit Share Scheme or the granting of options under the approved or unapproved option sections of the Share Scheme (NB as distinct from exercise) or shares purchased through the Group’s SIP scheme. Directors and Persons Discharging Managerial Responsibilities still have reporting obligations and should refer to Part II for details. However, the code does apply to: • any decision to take part in monthly “Net Settlements” via the MUFG Corporate Markets portal; and • the exercise of any options by all staff & staff decisions to accept any invitation to participate in the Joint Share Ownership Plan (JSOP). The code applies to all employees representing the firm, including its staff, directors, non-executive directors, registered individuals and contractors (employees). Item 5. Communication All new employees are subject to appropriate reference and disclosure checks and will be required to sign a copy of this Code of Ethics as a condition of employment. The Code of Ethics is available to all employees on the firm’s intranet or SharePoint site. Any material amendments will be notified via email to employees within 5 working days and all employees will have to acknowledge this update via return email. It is important that all individuals understand the implications of this Code of Ethics. Any questions should be raised with the Compliance Function (compliance@recordfg.com). Item 6. Responsibility to adhere All employees are responsible for their own adherence to this policy and failure to adhere is acknowledged as a conduct issue, which is reportable to the FCA (SEC/CFTC/BaFin as applicable). Record keeping and reporting obligations are the sole responsibility of each member of staff. Personal Account trading is a personal choice and the decision to trade brings with it regulatory obligations. Code of Ethics Part I July 2025 (effective 1 August 2025 5/10 recordfg.com Item 7. General Conditions 7.1 Unlawful Actions It is unlawful for any employee, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a fund1: (a) To employ any device, scheme or artifice to defraud the funds of the firm or its clients; (b) To make any untrue or misleading statement of a material fact, or omit to state a necessary material fact; (c) To engage in any act, practice or course of business constituting a fraudulent act; or (d) To engage in any manipulative practice with respect to the funds of the firm or its clients. 7.2 Prohibitions and restrictions Employees are prohibited from establishing personal accounts at the firm to trade on their own account or that of an Associate. Employees are prohibited from investing in the funds of clients which are managed or advised by Record (i.e. Prohibited Funds), a full list of which is published on the Intranet alongside this code. This list will be updated as Record’s client list changes and will always be available to employees on the firm’s intranet. If you are in any doubt, contact compliance@recordfg.com before trading. You must not for your Beneficial Interest: (a) Effect any transaction which you know, or ought reasonably to know, to be forbidden by Record under these rules; (b) Acquire or dispose of any investment which you know, or ought reasonably to know, would involve you in a conflict of your own interest or that of an Associate, with that of any client or with your duty to any client; or (c) Effect any transaction relating to a Reportable Security with or through the agency of another authorised person, without informing that other authorised person that you are an officer or employee of Record and shall not request or accept from that other authorised person any credit or special dealing facilities in connection with the transaction without the specific consent of Record. Furthermore, employees may not procure any other person to enter into such a transaction (except during the proper course of their employment), or communicate such information or opinion to any other person if they ought reasonably to know that the other person will as a result enter into such a transaction, procure or counsel some other person to do so. 1 A security held or to be acquired by a fund means any reportable Security which, within the most recent 15 days: (a) is or has been held by the fund; or (b) is being or has been considered by the fund or its investment adviser for purchase by the fund; and any option to purchase or sell and any security convertible into or exchangeable for, a Reportable Security as described. Code of Ethics Part I July 2025 (effective 1 August 2025 6/10 recordfg.com 7.3 Rights issues and take-overs This code extends to: • making any formal or informal offer to buy or sell; • taking up rights on a rights issue; • exercising conversion or subscription rights; and • exercising an option (including options granted under the Share Scheme). The code also extends to buying or selling an investment under any offer, including a takeover or tender offer, which is made to the public or all (or substantially all) the holders of the investment concerned. 7.4 Trustees, personal representatives and agents The code extends to dealings by employees: (a) as a trustee of a trust or as a personal representative of an estate, in which they or an Associate has a significant Beneficial Interest; (b) as a trustee of any other trust or a personal representative of any other estate, unless relying entirely on the advice of another person (such as a broker or solicitor); or (c) for the account of another person unless dealing as an employee of the firm. 7.5 Exclusions Purchases or sales over which the employee has no direct control (such as the trading of designated investments or units within a collective investment scheme, authorised unit trust, pension – excluding self-invested personal pensions - or life assurance policy) are excluded from the prohibitions and restrictions set out above. If you are in any doubt, contact compliance@recordfg.com Code of Ethics Part I July 2025 (effective 1 August 2025 7/10 recordfg.com Item 8. Pre-clearance 8.1 Conflicts of interest Due to the nature of conflicts of interest which may arise, employees are required to apply for pre-clearance prior to entering into a trade or investment in certain Reportable Securities which Record, on behalf of its clients, also undertakes. Record Currency Management Limited These are (if in any doubt, speak to compliance before trading): • rolling spot FX contracts; • contracts for differences; • spread bets; • FX (spot, forwards or option) for profit transactions; • shares in Record plc including exercise of any options granted under the Record plc Share Scheme (Directors, PDMRs & Specified Persons please see Code of Ethics Part II); • investment in any fund Record manages, invests in on behalf of clients or promotes (this is disclosable to potential investors too); • investment in any Client fund which tracks an index for which Record provides hedging signals; • any interest taken in an entity where Record is investment manager; • futures (only those we trade for clients – it is your responsibility to check); • options (those we trade for clients); • swaps (those we trade for clients); ETFs (those we trade for clients); and • Any other instrument we trade for clients. Record Asset Management GmbH These are (if in any doubt, speak to compliance before trading): • rolling spot FX contracts; • FX (spot, forwards or option) for profit transactions; • shares in Record plc including exercise of any options granted under the Record plc Share Scheme (Directors, PDMRs & Specified Persons please see Code of Ethics Part II); and • investment in any fund RAM manages, invests in on behalf of clients or promotes (this is disclosable to potential investors too); If permission is granted under the above criteria it will always require personal trades to be traded after client trading is completed. NB You must update your personal account log and submit a duplicate contract note within 5 days of every personal trade you undertake including those you have to seek permission for. Please refer to section 10 below for more details on your personal account log and reporting obligations. 8.2 Initial Public Offering & Private Placement Employees must obtain pre-clearance before directly or indirectly acquiring Beneficial Interest in any security in an Initial Public Offering or Private Placement in any market or jurisdiction. For information only, this is a mandatory SEC requirement, notwithstanding the fact that Record does not undertake equity investment management. 8.3 Pre-clearance procedure The pre-clearance procedure for the above transactions is as follows: (a) Request permission from the Compliance Function, using the standard form attached at Schedule 5 or via email or Teams. A decision will be given within one working day of the request being made;

Code of Ethics Part I July 2025 (effective 1 August 2025 8/10 recordfg.com (b) If approved, the restricted transaction must be undertaken within 2 working days of permission being granted (though permission to work an order may be given over a longer period at the discretion of compliance); and (c) The details of the transaction must be reported to the Compliance Function within 2 working days of trading. A copy of the contract note MUST be provided within 5 days to verify the following: • Financial instrument • Broker/counterparty • Buy/sell • Quantity • Dealing date and time • Price In order to facilitate the communication of this information, staff are obliged to ask their broker to send a duplicate contract note to the Compliance Function. If this is not a service provided, please inform Compliance and you will have to save a duplicate contract notes in your personal dealing folder and inform Compliance within 5 days of the trade being executed. NB All staff must comply at all times with the Insider Dealing Rules (please refer to the Insider Dealing policy for details). 8.4 Pre-clearance procedure for Record Funds and Record plc Dealing in the shares of Record plc by Directors, PDMRs and Specified Persons is covered by the Code of Ethics Part II and is subject to pre-clearance and minimum holding periods (please refer to Part II of the Code). Dealings in shares of Record plc by all other staff requires pre-clearance as set out in 8.3 above. Dealing in the shares of a Record Fund is subject to the following conditions: • the minimum investment limits are met (including any waiver criteria); • the member of staff is individually approved by Compliance in accordance with agreed procedures (i.e. qualifying investor standards, affordability etc) as amended from time to time; • the units are held for a minimum of 6 months on a FIFO basis; • all trades are pre cleared by compliance; • staff will not exercise voting rights to avoid conflicts of interest; • staff investments may be delayed to aggregate with other transactions or to be aligned with periodic rebalancing (unless initially investing as part of any new fund seeding); and • there can only be one purchase and sale ‘round trip’ in any 12 month period. Code of Ethics Part I July 2025 (effective 1 August 2025 9/10 recordfg.com Item 9. Individual reporting In order to assist in demonstrating compliance with the code, each employee will: (a) complete an Initial Holding Report of all Reportable Securities, no later than 10 working days after appointment together with any securities account details. The format of the reports are attached as Schedule 2 & 3 but can be submitted via email; (b) maintain an up to date personal dealing log to record all trades undertaken (this log must be up to date within 1 week at all times) (c) save a duplicate contract note or trade blotter for every reportable trade in their personal dealing folder within 5 days of the date of execution; (d) notify Compliance of any trade completed within 5 days of execution; (e) respond to each Quarterly Transaction Declaration request no later than 30 days after the end of each calendar quarter (details to support each declaration must be maintained within your personal dealing folder); and (f) sign and return any issued Annual Holdings Report (which will be compiled from quarterly reports). Item 10. Personal dealing folders and confidentiality Personal Account Dealing Folders will be set up for each employee who undertakes personal account dealing and access permissions to their folder will be set to only include The Compliance Function and the member of staff themselves. All requests for pre-clearance, duplicate contract notes, personal account transaction reports and periodic holdings statements with the highest confidentiality, in accordance with Data Protection Regulation. Such documents may on occasion be made available for inspection by the appropriate regulatory or government authorities and to Record’s clients where it is a requirement of our Investment Management Agreement. Item 11. Record keeping Staff are responsible for maintaining their own personal dealing folders in accordance with this code. Compliance are responsible for maintaining version controlled copies of this code, all records relating to employee declarations and monitoring conducted. All records will be kept and made readily accessible for a minimum of five years. Item 12. Monitoring and breaches The Compliance Function will review reported trades from a market abuse perspective as they are reported and will also periodically review personal dealing folders and logs to ensure they are up to date and accurate. All employees are required to submit a report to the Compliance Function promptly having become aware that any breach of this Code of Ethics has occurred and in any event within 15 days of so doing. Employees should also refer to the firm’s Whistle-blowing Procedure if necessary. Non-compliance with the requirements, prohibitions and restrictions contained herein may result in an employee being asked to reverse the affected personal trade or investment. Any individual who violates this Code of Ethics may also be subject to serious penalties in accordance with Record’s Disciplinary Procedure, GPS awards as well as potentially being a reportable event to the regulator as a conduct breach. recordfg.com